Exhibit 99.5

SPECIAL MEETING OF STOCKHOLDERS OF

                ,             , 2004

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

“You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.”

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTERS THAT ARE TO BE PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To adopt the Agreement and Plan of Merger, dated as of March 28, 2004, by and among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC and the transactions contemplated thereby, including the merger, as more fully described in the accompanying proxy statement

FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from Millennium Chemicals Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement dated                     , 2004

If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own cannot be voted.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

20 Wight Avenue, Suite 100

Hunt Valley, Maryland 21030

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side of this card, you revoke all prior proxies and appoint                      and                      and either of them, as proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in Millennium Chemicals Inc., at the special meeting of stockholders to be held on [                    ], 2004 or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the proposal described in the proxy statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and in accordance with the best judgment of the proxies on any other matters that may properly come before the meeting. Your shares of common stock will be voted as you specify. If no choice is specified with respect to the proposal to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendation provided on the reverse and in accordance with their best judgment on any matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)